                                                                    EXHIBIT 99.1

                             BOX HILL SYSTEMS CORP.
                           161 Avenue of the Americas
                            New York, New York 10013

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersign hereby appoints Dr. Benjamin Monderer and Philip Black as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Box Hill Systems Corp. ("Box Hill") held of record by the undersigned
on                , 1999 at the annual meeting of shareholders of Box Hill to be
held on                , 1999 or any adjournment thereof, upon such business as
may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of Special Meeting and Proxy Statement
dated                , 1999.

                                                     FOR    AGAINST    ABSTAIN
1.   To approve (i) the issuance of shares of         /         /          /
     common stock of Box Hill pursuant to the        --/     -----/     -----/
     Agreement and Plan of Merger dated as of April
     29, 1999, among Box Hill, Artecon, Inc., a
     Delaware corporation, and BH Acquisition
     Corp., a Delaware corporation wholly owned
     subsidiary of Box Hill, (ii) the approval and
     adoption of the Agreement and Plan of Merger,
     and (iii) the merger of BH Acquisition Corp.
     with and into Artecon.
2.   To approve an amendment to Box Hill's                      /          /
     certificate of incorporation to provide for             -----/     -----/
     (i) a change of the name of Box Hill to
                    and (ii) a classified board of
     directors whereby the board of directors will
     be separated into three classes with members
     of each class serving a three-year term.
3.   To approve an increase of additional 500,000     /         /          /
     shares of Box Hill Common Stock authorized for  --/     -----/     -----/
     issuance under the 1997 Box Hill Employee
     Stock Purchase Plan.
4.   To approve an increase of an additional          /         /          /
     2,000,000 shares of Box Hill Common Stock       --/     -----/     -----/
     authorized for issuance under the Stock
     Incentive Plan.
5.   To transact such other business as may
     properly come before the Box Hill special
     meeting or any adjournment or postponement
     thereof.

SIGNATURE(S)
------------------------------------------------------------------ DATE
----------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.